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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2002

WELLPOINT HEALTH NETWORKS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-13083 (Commission File Number)	95-4635504 (IRS Employer Identification Number)
1 WellPoint Way Thousand Oaks, California (Address of principal executive offices)	91362 (Zip Code)

(818) 234-4000
(Registrant's telephone number, including area code)

ITEM 5.    OTHER EVENTS

        Attached to this Current Report on Form 8-K is a press release dated October 10, 2002 issued by Blue Cross of California ("BCC"), a wholly owned subsidiary of WellPoint Health Networks Inc. (the "Company").

        As described in the press release, BCC intends to introduce a one-year pilot program, designated the PPO Physician Quality and Incentive Program (the "PQIP"), which will provide financial and non-financial incentives to selected physicians serving BCC's preferred provider organization ("PPO") members to improve the quality of care and service delivered to the PPO members. As described in the attached press release, approximately 15,000 network physicians will have access to a PQIP Scorecard providing comparative information on key clinical processes of care. In addition, approximately 5,000 of such physicians located in the San Francisco Bay area may choose to participate in a bonus incentive program based upon certain measures reflected in the PQIP Scorecard. The Company does not expect that these proposed changes to its incentive compensation mechanisms will result in a material increase in the Company's medical expenses.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a) - (b)	Not applicable
(c)	Exhibits

Exhibit No.	Exhibit
99.1	Press Release dated October 10, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the undersigned registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLPOINT HEALTH NETWORKS INC.
October 9, 2002 (Date)	By:	/s/ ROBERT A. KELLY Robert A. Kelly Assistant Secretary

Exhibit Index

Exhibit Number	Description of Exhibit	Method of Filing
99.1	Press Release dated October 10, 2002.	Filed electronically herewith.

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ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Exhibit Index